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                                                                   EXHIBIT 10.18

                                                                   July 30, 1999


Mr. Martin Yudkovitz
President
National Multimedia Inc.
30 Rockefeller Plaza
New York, New York 10112


               Re: Replay Zones /Advertising
                   -------------------------

Dear Marty:

Replay is pleased to have National Broadcasting Company, Inc. ("NBC") join its group of investors in its Series E financing. NBC will invest $5 million dollars under the terms of the Series E financing. Additionally, this letter agreement (the "Agreement") shall embody the agreement between Replay and NBC on the following issues:

1) The term of this Agreement shall commence on the date hereof and end on [***] (the "Term"); provided, that if in NBC's good faith judgment Replay fails to comply with Section 2 hereof, then NBC shall have the option to extend the Term for a period of [***] by providing written notice to Replay.

2) Replay will use its best efforts to address concerns related to how the use of the [***] on the Replay remote affects advertising. Specifically, within the [***] period after the date hereof Replay will consult with its investors and advertisers to determine the best course of action to encourage both advertiser and viewer support for the category of personalized television and shall use its best efforts to take such action in connection with the Replay service (the "Replay Network Service"). During this review process, Replay will no longer [***] the [***] functionality in advertisements or marketing materials, including without limitation in brochures, press releases and on the ReplayTV website.

3) Replay will provide to NBC [***] Replay Zone [***] during the Term. NBC shall receive additional Replay Zones at a cost that is equal to the [***] of (a) [***] of the Replay ratecard rate for the sponsorship of a Replay Zone, and (b) [***] charged to [***]. "Replay Zone" means an area which may be directly linked to from the Replay Zone Guide which features programming designated by the applicable NBC television network (each, an "NBC Network"); provided, that Replay shall work in conjunction with

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THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
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     NBC creative services to produce each NBC Replay Zone, including special programming packages highlighting current programming and upcoming events.

4) Replay shall promptly develop the Replay Zone Guide in which NBC may promote its Replay Zones. Replay shall provide NBC with [***] positioning [***] for [***] during the Term. The Replay Zone Guide shall be the primary area devoted to displaying Replay's programming partners, and shall be directly linked to the main screen of the Replay Network Service.

5) In regard to lead-in advertisements, lead-out advertisements and insertion advertisements surrounding programming that is time shifted from any NBC Network will be sold by Replay; provided, that NBC shall have [***] right [***] all advertising sold by Replay, which [***] shall be [***] in good faith consistent with NBC's [***] concerning advertisements or promotional messages to be aired on NBC, also taking into account existing sponsorships, category or programming [***] or similar arrangements that each NBC Network may have with certain of its advertisers. This restriction will remain in place during the Term. Notwithstanding the foregoing, Replay shall not swap out, replace or otherwise alter any advertisements included within any NBC Network programs, whether such programs are viewed on a real-time or time-shifted basis, without the prior written consent of NBC.

6) NBC will have the right to appoint one individual who shall serve as an observer on Replay's Board of Directors subject to the limitations and obligations set forth in the attached Observer Policy letter.

7) Other terms consistent with terms granted to other major media investors in the Series E financing will be negotiated in good faith between Replay and NBC. Replay agrees to disclose to NBC the material terms granted to other major media investors in the Series E financing to the extent it has the right to do so.

8) The Replay Network Service will not intentionally delete any programming or data within the signals that are transmitted by any NBC Network provided that this material does not interfere with the Replay Network Service.

9) The Replay Network Service is intended to provide Internet connectivity as soon as it is technology and commercially reasonable to do so. At such time, (a) Replay will ensure that any links and/or web content incorporated within or otherwise accompanying the signal of each NBC Network will be passed through to users of the Replay Network Service provided that this material does not interfere with the Replay Network Service and it is technology and commercially feasible to do so, and (b) Replay shall negotiate in good faith with NBC with respect to placement for the Internet assets of NBC and its affiliates.


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WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
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10)  Replay shall not modify, alter or re-design the Replay Network Service in a manner which shall have a material adverse impact on the rights granted to NBC herein.

     If this Agreement is acceptable to you, I would appreciate your indicating your acceptance of this Agreement by executing this letter at the place indicated below.


                                     Sincerely,


                                     REPLAY NETWORKS, INC.



                                     By: /s/ Layne Britton
                                         --------------------------------------
                                     Layne Britton
                                     Executive Vice President, Network Services
                                     Replay Networks, Inc.


Agreed and consented to:

NATIONAL BROADCASTING
COMPANY, INC.



By: /s/ Martin Yudkovitz                Date:  July 30,1999
    -----------------------
    Name:  Martin Yudkovitz
    Title: President, NBC MultiMedia, Inc.